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                                                                    EXHIBIT 99.1


Contact:

Timothy J. Cunningham
eLoyalty Corporation
(847) 582-7015
timothy cunningham@eloyaltyco.com
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Technology Crossover Ventures to Invest $27 Million in eLoyalty


TCV also announces intention to purchase up to an additional 1.5 million eLoyalty shares in the open market


LAKE FOREST, ILL., APRIL 24, 2000 --- eLoyalty Corporation (NASDAQ: ELOY) today announced that it has signed a letter of intent with Technology Crossover Ventures (TCV) providing for TCV's investment of $27 million in eLoyalty, through the acquisition of 2 million newly issued common shares, at a price of $13.50 per share, which was the closing price of eLoyalty stock on the signing date. eLoyalty will use the funding to continue its rapid expansion, build out its infrastructure and aggressively launch its ASP model with its newly announced Loyalty Foundation(TM) offering.

In addition, TCV intends to purchase up to 1.5 million shares of eLoyalty common stock in the open market or through privately negotiated transactions with existing shareholders of eLoyalty. The amount and timing of TCV's acquisition of those shares will be subject to market conditions and applicable securities laws, and TCV is not obligated to make any purchases.

As of March 31, 2000, TCV owned almost 1.7 million shares of eLoyalty, or approximately 3.6% of eLoyalty's 47.1 million shares then outstanding. TCV is a venture capital firm based in Palo Alto, CA. Jay Hoag, a member of the Board of Directors of eLoyalty, is a general partner of TCV.


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The Board of Directors of eLoyalty has authorized management to enter into binding, definitive agreements for the issuance of the common shares, which will contain customary conditions for a transaction of this type, including receipt of a fairness opinion. There can be no assurances that a binding, definitive agreement will be entered into, or if entered into that the transactions contemplated thereby will be consummated. The transaction is expected to close after the early termination or expiration of the Hart-Scott-Rodino waiting period.

The securities to be sold to TCV by eLoyalty will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In addition, eLoyalty believes that this transaction will fulfill its obligation, pursuant to the IRS ruling received in conjunction with its February 2000 spin off from Technology Solutions Company, to raise equity within twelve months following that spin off.

About eLoyalty

eLoyalty (NASDAQ: ELOY) is a global business/management consulting and systems integration organization focused exclusively on building customer loyalty. With more than 800 professionals in offices throughout North America, Europe and Australia, eLoyalty delivers the proven proficiencies, technologies and business practices that span the full spectrum of a company's operations including the Internet, call centers, marketing channels, sales force optimization, customer service, and field service and logistics. eLoyalty was named the 1999 Solutions Integrator of the Year by Solutions Integrator Magazine as part of their SI Impact Awards. For more information, please go to the company's web site at www.eloyaltyco.com or call 877-2-ELOYAL.

ASSUMPTIONS UNDERLYING CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release includes or may include certain forward-looking statements that involve risks and uncertainties. This press release contains certain forward-looking statements concerning the Company's financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, the pace of technological change, the Company's ability to manage growth and attract and retain employees, general business and economic conditions in the Company's operating regions, market conditions and competitive and other factors, as more fully described in the Company's periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.